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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Enterprise Bancorp, Inc.:

        We consent to the use of our reports with respect to the consolidated financial statements, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting incorporated by reference herein and to the reference to our firm under the heading "Experts" in the registration statement.

/s/ KPMG LLP

Boston, Massachusetts
March 22, 2005

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Consent of Independent Registered Public Accounting Firm